NEWS RELEASE
FOR IMMEDIATE RELEASE
August 1, 2024

Entergy reports second quarter earnings
Important settlements reached; guidance and outlooks affirmed

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported second quarter 2024 earnings per share of 23 cents on an as-reported basis and $1.92 on an adjusted (non-GAAP) basis.
“We successfully executed on key operational, customer, and regulatory fronts,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “Having achieved several important milestones, we have paved the way to capture the robust growth in front of us and unlock exceptional value for all of our stakeholders.”
Business highlights included the following:
•E-LA reached an agreement in principle with the LPSC Staff and other parties to (1) extend and modify the formula rate plan, (2) establish the base FRP rate change for the 2023 test year, and (3) provide customer credits, including increasing customer sharing of tax benefits, to resolve several open matters; the agreement is subject to LPSC approval.
•SERI reached an agreement in principle with the LPSC Staff that substantially resolves the major litigation at SERI; the agreement is subject to LPSC and FERC approval.
•The MPSC approved E-MS’s FRP settlement.
•E-TX filed for a CCN to construct two hydrogen-capable power stations: the Legend Power Station, a 754-megawatt carbon-capture-enabled CCCT facility, and the Lone Star Power Station, a 453-megawatt CT facility.
•E-TX filed for a CCN for two owned solar facilities totaling 311 megawatts.
•E-TX submitted a DCRF filing to recover distribution investment since the rate case test year.
•The LPSC approved an enhanced renewable RFP process for up to 3 gigawatts of renewable resources.
•Entergy and NextEra Energy Resources, LLC announced a joint development agreement that will accelerate the development of up to 4.5 gigawatts of new, utility-owned solar generation and energy storage projects.
•E-TX filed Phase I of its Future Ready Resiliency Plan, which includes $335 million of investment to be completed over 3 years.
•E-AR and E-NO each submitted their annual FRP filings.
•Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 14 15 16 18 20

Entergy reports second quarter earnings
August 1, 2024

Consolidated earnings (GAAP and non-GAAP measures)
Second quarter and year-to-date 2024 vs. 2023 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Second quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings	49	391	(342)	124	702	(578)
Less adjustments	(362)	-	(362)	(517)	69	(586)
Adjusted earnings (non-GAAP)	411	391	20	641	634	8
Estimated weather impact	56	15	41	30	(32)	62

(After-tax, per share in $)
As-reported earnings	0.23	1.84	(1.62)	0.58	3.31	(2.73)
Less adjustments	(1.69)	-	(1.69)	(2.41)	0.32	(2.74)
Adjusted earnings (non-GAAP)	1.92	1.84	0.07	2.99	2.99	0.01
Estimated weather impact	0.26	0.07	0.19	0.14	(0.15)	0.29

Calculations may differ due to rounding

Consolidated results
For second quarter 2024, the company reported earnings of $49 million, or 23 cents per share, on an as-reported basis, and earnings of $411 million, or $1.92 per share, on an adjusted basis. This compared to second quarter 2023 earnings of $391 million, or $1.84 per share, on an as-reported and an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of variances by business is provided in Appendix B.
Business results
Utility
For second quarter 2024, the Utility business reported earnings attributable to Entergy Corporation of $441 million, or $2.06 per share, on an as-reported basis and $553 million, or $2.58 per share, on an adjusted basis. This compared to second quarter 2023 earnings of $514 million, or $2.42 per share, on an as-reported and an adjusted basis.
Second quarter 2024 results included expenses totaling $(151 million) ($(112 million) after tax) recorded as a result of Entergy Louisiana’s agreement in principle with the LPSC Staff and other parties. The settlement, if approved, will extend and modify the formula rate plan; establish the base FRP rate change for the 2023 test year; and provide $184 million of customer rate credits, including increasing customer sharing of income tax benefits resulting from the 2016-2018 IRS audit resolution (a reserve of $38 million was previously established), to resolve several open matters, including all formula rate plans prior to the 2023 test year (considered an adjustment and excluded from adjusted earnings).
Other drivers for the quarter included:
•higher retail sales volume including the effects of weather,
•the net effect of regulatory actions across the operating companies, and
•lower non-service pension costs included in other income (deductions).

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Entergy reports second quarter earnings
August 1, 2024

These drivers were partially offset by:
•higher operating expenses including other O&M and depreciation, and
•higher interest expense.

On a per share basis, second quarter 2024 results reflected higher diluted average number of common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For second quarter 2024, Parent & Other reported a loss attributable to Entergy Corporation of $(392 million), or $(1.83) per share, on an as-reported basis, and a loss of $(142 million), or (66) cents per share, on an adjusted basis. This compared to a second quarter 2023 loss of $(123 million), or (58) cents per share, on an as-reported and an adjusted basis.
The quarter-over-quarter as-reported decline was primarily due to a $(317 million) ($(250 million) after tax) settlement charge recognized as a result of a group annuity contract purchased in May 2024 to settle certain pension liabilities, also referred to as the pension lift out (considered an adjustment and excluded from adjusted earnings).
Higher interest expense was also a driver for the quarter.
On a per share basis, second quarter 2024 results reflected higher diluted average number of common shares outstanding.
Earnings per share guidance
Entergy affirmed its 2024 adjusted EPS guidance range of $7.05 to $7.35. See webcast presentation for additional details.
The company has provided 2024 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Thursday, August 1, 2024, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at
investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through August 8, 2024, by dialing 800-770-2030, conference ID 9024832.

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Entergy reports second quarter earnings
August 1, 2024

Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; FFO to adjusted debt; gross liquidity; net liquidity; adjusted Parent debt to total adjusted debt; adjusted debt to adjusted capitalization; and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its

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Entergy reports second quarter earnings
August 1, 2024

business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. Metrics defined as “adjusted” exclude the effect of adjustments as defined above.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2024 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local

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Entergy reports second quarter earnings
August 1, 2024

laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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Second quarter 2024 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Second quarter and year-to-date 2024 vs. 2023 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Second quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	441	514	(73)	636	912	(275)
Parent & Other	(392)	(123)	(269)	(512)	(209)	(303)
Consolidated	49	391	(342)	124	702	(578)

Less adjustments
Utility	(112)	-	(112)	(267)	69	(336)
Parent & Other	(250)	-	(250)	(250)	-	(250)
Consolidated	(362)	-	(362)	(517)	69	(586)

Adjusted earnings (loss) (non-GAAP)
Utility	553	514	39	903	843	60
Parent & Other	(142)	(123)	(19)	(262)	(209)	(52)
Consolidated	411	391	20	641	634	8
Estimated weather impact	56	15	41	30	(32)	62

Diluted average number of common shares outstanding (in millions)	214	212	2	214	212	2

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	2.06	2.42	(0.37)	2.97	4.30	(1.33)
Parent & Other	(1.83)	(0.58)	(1.25)	(2.39)	(0.99)	(1.40)
Consolidated	0.23	1.84	(1.62)	0.58	3.31	(2.73)

Less adjustments
Utility	(0.52)	-	(0.52)	(1.25)	0.32	(1.57)
Parent & Other	(1.17)	-	(1.17)	(1.17)	-	(1.17)
Consolidated	(1.69)	-	(1.69)	(2.41)	0.32	(2.74)

Adjusted earnings (loss) (non-GAAP)
Utility	2.58	2.42	0.16	4.22	3.97	0.24
Parent & Other	(0.66)	(0.58)	(0.08)	(1.22)	(0.99)	(0.24)
Consolidated	1.92	1.84	0.07	2.99	2.99	0.01
Estimated weather impact	0.26	0.07	0.19	0.14	(0.15)	0.29
Calculations may differ due to rounding
(a)    Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Second quarter and year-to-date 2024 vs. 2023
	Second quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
(Pre-tax except for income taxes and totals; $ in millions)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	(151)	-	(151)	(151)	-	(151)
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	(132)	-	(132)
1Q24 E-NO increase in customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	(79)	-	(79)
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing (excluding income tax item below)	-	-	-	-	(87)	87
Income tax effect on Utility adjustments above	39	-	39	95	27	68
1Q23 E-LA income tax benefit resulting from securitization	-	-	-	-	129	(129)
Total Utility	(112)	-	(112)	(267)	69	(336)

Parent & Other
2Q24 pension lift out	(317)	-	(317)	(317)	-	(317)
Income tax effect on Parent & Other adjustment above	67	-	67	67	-	67
Total Parent & Other	(250)	-	(250)	(250)	-	(250)

Total adjustments	(362)	-	(362)	(517)	69	(586)

(After-tax, per share in $) (b)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	(0.52)	-	(0.52)	(0.52)	-	(0.52)
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	(0.45)	-	(0.45)
1Q24 E-NO increase in customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	(0.27)	-	(0.27)
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing	-	-	-	-	0.32	(0.32)
Total Utility	(0.52)	-	(0.52)	(1.25)	0.32	(1.57)

Parent & Other
2Q24 pension lift out	(1.17)	-	(1.17)	(1.17)	-	(1.17)
Total Parent & Other	(1.17)	-	(1.17)	(1.17)	-	(1.17)

Total adjustments	(1.69)	-	(1.69)	(2.41)	0.32	(2.74)

Calculations may differ due to rounding
(b)    Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Second quarter and year-to-date 2024 vs. 2023
(Pre-tax except for income taxes and totals; $ in millions)
	Second quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
Utility
Operating revenues	-	-	-	-	31	(31)
Other O&M	(1)	-	(1)	(1)	-	(1)
Asset write-offs, impairments, and related charges	-	-	-	(132)	-	(132)
Other regulatory charges (credits) – net	(150)	-	(150)	(229)	(103)	(125)
Other income (deductions) – other	-	-	-	-	(15)	15
Income taxes	39	-	39	95	156	(61)
Total Utility	(112)	-	(112)	(267)	69	(336)

Parent & Other
Other income (deductions) – other	(317)	-	(317)	(317)	-	(317)
Income taxes	67	-	67	67	-	67
Total Parent & Other	(250)	-	(250)	(250)	-	(250)

Total adjustments	(362)	-	(362)	(517)	69	(586)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Second quarter and year-to-date 2024 vs. 2023
($ in millions)
	Second quarter			Year-to-date
	2024	2023	Change	2024	2023	Change
Utility	1,111	936	174	1,626	1,915	(289)
Parent & Other	(85)	(70)	(15)	(79)	(88)	9
Consolidated	1,025	866	159	1,546	1,826	(280)

Calculations may differ due to rounding

OCF increased for the quarter primarily due to the timing of payments to vendors and higher customer receipts.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2024 versus 2023 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Second quarter 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	2.42	2.42		(0.58)	(0.58)		1.84	1.84
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	(0.16)	0.36	(f)	(0.02)	(0.02)		(0.19)	0.33
Nuclear refueling outage expenses	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Other O&M	(0.15)	(0.14)	(g)	-	-		(0.15)	(0.14)
Asset write-offs, impairments, and related charges	-	-		-	-		-	-
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Depreciation and amortization	(0.13)	(0.13)	(h)	-	-		(0.13)	(0.13)
Other income (deductions)	0.18	0.18	(i)	(1.17)	0.01	(j)	(0.99)	0.19
Interest expense	(0.07)	(0.07)	(k)	(0.07)	(0.07)	(l)	(0.14)	(0.14)
Income taxes – other	0.03	0.03		(0.01)	(0.01)		0.02	0.02
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.02)	(0.03)		0.02	0.01		-	(0.02)
2024 earnings (loss)	2.06	2.58		(1.83)	(0.66)		0.23	1.92

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Year-to-date 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	4.30	3.97		(0.99)	(0.99)		3.31	2.99
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	(0.16)	0.42	(f)	(0.03)	(0.03)		(0.19)	0.39
Nuclear refueling outage expenses	(0.02)	(0.02)		-	-		(0.02)	(0.02)
Other O&M	(0.36)	(0.36)	(g)	0.02	0.02		(0.34)	(0.34)
Asset write-offs, impairments, and related charges	(0.46)	-	(m)	-	-		(0.46)	-
Decommissioning	(0.02)	(0.02)		-	-		(0.02)	(0.02)
Taxes other than income taxes	(0.04)	(0.04)		-	-		(0.04)	(0.04)
Depreciation and amortization	(0.29)	(0.29)	(h)	-	-		(0.29)	(0.29)
Other income (deductions)	0.71	0.64	(i)	(1.29)	(0.11)	(j)	(0.58)	0.53
Interest expense	(0.11)	(0.11)	(k)	(0.11)	(0.11)	(l)	(0.22)	(0.22)
Income taxes – other	(0.55)	0.05	(n)	(0.02)	(0.02)		(0.57)	0.04
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.03)	(0.04)		0.02	0.01		(0.01)	(0.03)
2024 earnings (loss)	2.97	4.22		(2.39)	(1.22)		0.58	2.99

Calculations may differ due to rounding

(c)    Utility operating revenue and Utility income taxes – other excluded the following for the amortization of unprotected excess ADIT affecting customers’ bills (net effect is neutral to earnings) ($ in millions):

	2Q24	2Q23	YTD24	YTD23
Utility operating revenue	8	5	16	3
Utility income taxes – other	(8)	(5)	(16)	(3)
(d)    Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests excluded the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	2Q24	2Q23	YTD24	YTD23
Utility regulatory charges (credits) – net	(2)	(5)	(5)	(8)
Utility preferred dividend requirements and noncontrolling interests	2	5	5	8
(e)    EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.
(f)    The second quarter and year-to-date as-reported decreases included the effects of recording a $(150 million) ($(111 million) after tax) regulatory charge as a result of E-LA reaching an agreement in principle with the LPSC staff and other parties; the terms include $184 million of customer rate credits, including increasing customer sharing of income tax benefits resulting from the 2016-2018 IRS audit resolution (a reserve of $38 million was previously established), to resolve several open matters including all formula rate plans prior to the 2023 test year (considered an adjustment and excluded from adjusted earnings). The year-to-date as-reported decrease also reflected a first quarter 2024 regulatory charge for $(79 million) ($(57 million) after tax) recorded by E-NO to provide for sharing additional income tax benefits from the 2016–2018 IRS audit resolution with customers (considered an adjustment and excluded from adjusted earnings). The year-to-date as-reported decrease was partially offset by the net effect of items recorded in first quarter 2023 which resulted from E-LA’s securitization including $103 million ($76 million after tax) for a regulatory provision for customer sharing and $(31 million) ($(31 million) after tax) for a true-up of carrying charges on storm costs (both were considered adjustments and excluded from adjusted earnings). The second quarter and year-to-date variances also included the effects of higher retail sales volume, including the effects of weather; and regulatory actions including E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, and E-TX’s base rate case. The variances also reflected a change in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances are offset in other lines items and are largely earnings neutral), and a wholesale contract termination (the sales from this agreement are now included in retail sales).

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2024 vs. 2023 ($ EPS)

	2Q	YTD
Electric volume / weather	0.28	0.35
Retail electric price	0.23	0.49
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	(0.52)	(0.52)
2Q24 E-MS 2024 FRP rate implementation	0.03	0.03
1Q24 E-NO provision for increased income tax sharing	-	(0.27)
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing	-	0.22
E-LA wholesale contract termination	(0.04)	(0.06)
Reg. provisions for decommissioning items	(0.10)	(0.41)
Other, including Grand Gulf recovery	(0.04)	0.01
Total	(0.16)	(0.16)
(g)    The second quarter and year-to-date earnings decreases from higher Utility other O&M were driven by an increase in contract costs related to operational performance, customer service, and organizational health initiatives; higher energy efficiency costs primarily due to the timing of recovery from customers; a second quarter 2023 gain on the partial sale of a service center as part of an eminent domain proceeding; and higher MISO transmission costs. The year-to-date decrease also reflected higher compensation and benefits costs due primarily to higher healthcare claims activity; the recognition of an E-AR DOE judgment in first quarter 2023; and higher nuclear generation expenses, primarily due to a higher scope of work performed in 2024 as compared to 2023, including during plant outages.

(h)    The second quarter and year-to-date earnings decreases from higher Utility depreciation and amortization were primarily due to higher plant in service, the recognition of depreciation from E-TX’s 2022 base rate case relate back, and an increase in depreciation rates for E-TX effective June 2023. The decrease was partially offset by lower depreciation rates for SERI effective June 2023.
(i)    The second quarter and year-to-date earnings increases from higher Utility other income (deductions) were largely due to changes in nuclear decommissioning trust returns, including portfolio rebalancing in 2024 (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). Lower non-service pension costs also contributed to the increase. The year-to-date increase also reflected higher intercompany dividend income from affiliate preferred membership interests related to 2023 storm cost securitizations (largely offset in P&O), and a $15 million ($15 million after tax) charge recorded in the first quarter 2023 to account for LURC’s 1% beneficial interest in the storm trust established as part of E-LA’s 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings).
(j)    The second quarter and year-to-date as-reported earnings decreases from Parent & Other other income (deductions) were due to a $(317 million) ($(250 million) after tax) one-time non-cash pension settlement charge associated with the purchase of a group annuity contract to settle certain pension liabilities (considered an adjustment and excluded from adjusted earnings). The year-to-date decrease also reflected higher intercompany dividends associated with affiliate preferred membership interests resulting from E-LA’s securitizations (largely offset at Utility).
(k)    The second quarter and year-to-date earnings decreases from higher Utility interest expense were primarily due to higher interest rates as well as higher debt balances.
(l)    The second quarter and year-to-date earnings decreases from higher Parent & Other interest expense were primarily due to higher commercial paper balances and the issuance of $1.2 billion of junior subordinated debentures in May 2024.
(m)    The year-to-date as-reported earnings decrease from higher Utility asset write-offs, impairments, and related charges was due to the first quarter 2024 write-off of an E-AR regulatory asset totaling $(132 million) ($(97 million) after tax) related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
(n)    The year-to-date as-reported earnings decrease from Utility income taxes – other was largely due to a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing (considered an adjustment and excluded from adjusted earnings). The year-to-date variance also reflected several individually insignificant items.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Second quarter and year-to-date 2024 vs. 2023
	Second quarter				Year-to-date
	2024	2023	% Change	% Weather adjusted (o)	2024	2023	% Change	% Weather adjusted (o)
GWh sold
Residential	9,557	9,027	5.9	0.3	17,315	16,303	6.2	0.8
Commercial	7,236	6,969	3.8	2.0	13,460	13,217	1.8	0.4
Governmental	626	608	3.0	1.9	1,198	1,185	1.1	1.3
Industrial	13,973	13,301	5.1	5.1	26,633	26,041	2.3	2.3
Total retail sales	31,392	29,905	5.0	2.9	58,606	56,746	3.3	1.4
Wholesale	3,052	3,171	(3.8)		7,010	7,674	(8.7)
Total sales	34,444	33,076	4.1		65,616	64,420	1.9

Number of electric retail customers
Residential					2,592,846	2,571,543	0.8
Commercial					370,219	368,731	0.4
Governmental					18,042	18,146	(0.6)
Industrial					42,294	43,359	(2.5)
Total retail customers					3,023,401	3,001,779	0.7

Other O&M and nuclear refueling outage exp. per MWh	20.99	20.53	2.2		$21.98	$20.74	6.0

Calculations may differ due to rounding
(o)    The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, on a weather-adjusted basis, retail sales increased 2.9 percent, with increases across all customer classes. Industrial sales was the biggest contributor with 5.1 percent growth mainly due to higher sales to large industrial customers primarily in the petroleum refining industry.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
Second quarter 2024 vs. 2023 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2024	2023	Change
GAAP measure
As-reported ROE	12.8%	11.0%	1.8%

Non-GAAP financial measure
Adjusted ROE	10.4%	10.6%	(0.2)%

As of June 30 ($ in millions, except where noted)	2024	2023	Change
GAAP measures
Cash and cash equivalents	1,355	1,194	161
Available revolver capacity	4,345	4,216	129
Commercial paper	932	1,108	(176)
Total debt	28,846	27,362	1,484
Junior subordinated debentures	1,200	-	1,200
Securitization debt	249	278	(29)
Debt to capital	66%	67%	(1)%
Storm escrows	333	411	(78)

Non-GAAP financial measures ($ in millions, except where noted)
Adjusted debt to adjusted capitalization	64%	67%	(2)%
Adjusted net debt to adjusted net capitalization	63%	66%	(2)%
Gross liquidity	5,700	5,410	290
Net liquidity	5,915	4,761	1,154
Adjusted parent debt to total adjusted debt	20%	19%	0%
FFO to adjusted debt	13.8%	11.7%	2.1%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by avg. common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted EPS	As-reported earnings minus adjustments, divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt, divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by total adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items
FFO	OCF minus AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and available revolver capacity
Net liquidity	Sum of cash, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper borrowing

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
A&G ADIT AFUDC – borrowed funds AMS ANO APSC ATM bbl Bcf/d bps CAGR CCCT CCGT CCN CCNO CCS CFO COD CWIP DCRF DOE DRM E-AR E-LA E-MS E-NO E-TX EEI EPS ESG ETR FERC FFO FRP GAAP GRIP GCRR Grand Gulf or GGNS
Administrative and general expenses
Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Advanced metering system
Arkansas Nuclear One (nuclear)
Arkansas Public Service Commission
At the market equity issuance program
Barrels
Billion cubic feet per day
Basis points
Compound annual growth rate
Combined cycle combustion turbine
Combined cycle gas turbine
Certificate for convenience and necessity
Council of the City of New Orleans
Carbon capture and sequestration
Cash from operations
Commercial operation date
Combustion turbine
Construction work in process
Distribution cost recovery factor
U.S. Department of Energy
Distribution Recovery Mechanism (rider within E-LA’s FRP)
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Edison Electric Institute
Earnings per share
Environmental, social, and governance
Entergy Corporation
Federal Energy Regulatory Commission
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Grid Resilience and Innovation Partnerships (DOE grant program)
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
HLBV IPEC IRS LDC LNG LPSC LTM LURC MISO MMBtu Moody’s MPSC MTEP NBP NDT NGL NYSE O&M OCF OpCo OPEB Other O&M P&O PMR PPA PUCT RFP ROE RSP S&P SEC SERI TCJA TCRF TRAM TRM UPSA WACC WTI
Hypothetical liquidation at book value
Indian Point Energy Center (nuclear)
(sold 5/28/21)
Internal Revenue Service
Local distribution company
Liquified natural gas
Louisiana Public Service Commission
Last twelve months
Louisiana Utility Restoration Corporation
Midcontinent Independent System Operator, Inc.
Million British thermal units
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
National Balancing Point
Nuclear decommissioning trust
Natural gas liquid
New York Stock Exchange
Operations and maintenance
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposals
Return on equity
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Tax Cuts and Jobs Act of 2017
Transmission cost recovery factor
Tax reform adjustment mechanism
Transmission Recovery Mechanism (rider within E-LA’s FRP)
Unit Power Sales Agreement
Weighted-average cost of capital
West Texas Intermediate

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Second quarter
		2024	2023
As-reported net income attributable to Entergy Corporation	(A)	1,779	1,369
Adjustments	(B)	333	49

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,446	1,320

Average common equity (average of beginning and ending balances)	(D)	13,902	12,474

As-reported ROE	(A/D)	12.8%	11.0%
Adjusted ROE (non-GAAP)	(C/D)	10.4%	10.6%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Second quarter
		2024	2023
Total debt	(A)	28,846	27,362
Securitization debt	(B)	249	278
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	27,997	27,084

Net cash flow provided by operating activities, LTM	(E)	4,015	3,595

AFUDC – borrowed funds, LTM	(F)	(42)	(37)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(5)	-

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(151)	132
Fuel inventory		17	(53)
Accounts payable		(17)	(413)
Taxes accrued		52	(20)
Interest accrued		36	23
Deferred fuel costs		331	837
Other working capital accounts		(182)	(169)
Securitization regulatory charges, LTM		30	40
Total	(H)	115	377

FFO, LTM (non-GAAP)	(I)=(E+F-G-H)	3,862	3,182

FFO to adjusted debt (non-GAAP)	(I/D)	13.8%	11.7%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Second quarter
		2024	2023
Total debt	(A)	28,846	27,362
Securitization debt	(B)	249	278
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	27,997	27,084
Cash and cash equivalents	(E)	1,355	1,194
Adjusted net debt (non-GAAP)	(F)=(D-E)	26,642	25,889

Commercial paper	(G)	932	1,108

Total capitalization	(H)	43,747	40,949
Securitization debt	(B)	249	278
Adjusted capitalization (non-GAAP)	(I)=(H-B)	43,498	40,671
Cash and cash equivalents	(E)	1,355	1,194
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	42,143	39,477

Total debt to total capitalization	(A/H)	66%	67%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	64%	67%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	63%	66%

Available revolver capacity	(K)	4,345	4,216

Storm escrows	(L)	333	411
Equity sold forward, not yet settled (p)	(M)	815	48

Gross liquidity (non-GAAP)	(N)=(E+K)	5,700	5,410
Net liquidity (non-GAAP)	(N-G+L+M)	5,915	4,761

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due December 2054		1,200	-
Total Parent long-term debt	(O)	5,250	4,050
Revolver draw	(P)	-	150
Unamortized debt issuance costs and discounts	(Q)	(48)	(40)
Total parent debt	(R)=(G+O+P+Q)	6,134	5,268

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,534	5,268

Adjusted parent debt to total adjusted debt (non-GAAP)	(S/D)	20%	19%

Calculations may differ due to rounding
(p)    Reflects adjustments, including for common dividends between issuance and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$77,788	$5,062	$82,850
Temporary cash investments	1,138,324	133,990	1,272,314
Total cash and cash equivalents	1,216,112	139,052	1,355,164
Accounts receivable:
Customer	777,791	—	777,791
Allowance for doubtful accounts	(16,642)	—	(16,642)
Associated companies	4,480	(4,480)	—
Other	221,663	5,412	227,075
Accrued unbilled revenues	592,785	—	592,785
Total accounts receivable	1,580,077	932	1,581,009
Deferred fuel costs	78,434	—	78,434
Fuel inventory - at average cost	167,783	6,692	174,475
Materials and supplies - at average cost	1,572,023	4,436	1,576,459
Deferred nuclear refueling outage costs	134,500	—	134,500
Prepayments and other	407,115	(160,059)	247,056
TOTAL	5,156,044	(8,947)	5,147,097

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,393,852	(4,393,852)	—
Decommissioning trust funds	5,265,003	—	5,265,003
Non-utility property - at cost (less accumulated depreciation)	411,105	6,448	417,553
Storm reserve escrow account	332,801	—	332,801
Other	38,907	33,013	71,920
TOTAL	10,441,668	(4,354,391)	6,087,277

PROPERTY, PLANT, AND EQUIPMENT

Electric	68,040,063	201,848	68,241,911
Natural gas	732,677	—	732,677
Construction work in progress	2,681,194	1,179	2,682,373
Nuclear fuel	682,247	—	682,247
TOTAL PROPERTY, PLANT, AND EQUIPMENT	72,136,181	203,027	72,339,208
Less - accumulated depreciation and amortization	27,026,376	145,172	27,171,548
PROPERTY, PLANT, AND EQUIPMENT - NET	45,109,805	57,855	45,167,660

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,408,682	—	5,408,682
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	13,879	2,631	16,510
Other	269,590	123,181	392,771
TOTAL	6,238,451	125,812	6,364,263

TOTAL ASSETS	$66,945,968	$(4,179,671)	$62,766,297

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,378,072	$139,000	$1,517,072
Notes payable and commercial paper:
Associated companies	26,428	(26,428)	—
Other	—	932,351	932,351
Accounts payable:
Associated companies	38,031	(38,031)	—
Other	1,309,001	5,660	1,314,661
Customer deposits	462,222	—	462,222
Taxes accrued	369,798	80,961	450,759
Interest accrued	215,900	21,857	237,757
Deferred fuel costs	262,348	—	262,348
Pension and other postretirement liabilities	42,643	13,878	56,521
Other	245,928	7,561	253,489
TOTAL	4,350,371	1,136,809	5,487,180

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,055,267	(1,733,496)	4,321,771
Accumulated deferred investment tax credits	199,745	—	199,745
Regulatory liability for income taxes - net	1,042,248	—	1,042,248
Other regulatory liabilities	3,488,314	—	3,488,314
Decommissioning and asset retirement cost liabilities	4,680,510	3,392	4,683,902
Accumulated provisions	466,934	266	467,200
Pension and other postretirement liabilities	463,997	55,864	519,861
Long-term debt	21,099,034	5,202,058	26,301,092
Other	1,758,881	(404,962)	1,353,919
TOTAL	39,254,930	3,123,122	42,378,052

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2024	2,438,748	(2,435,938)	2,810
Paid-in capital	5,204,843	2,581,078	7,785,921
Retained earnings	15,444,185	(3,861,853)	11,582,332
Accumulated other comprehensive income	60,054	20,307	80,361
Less - treasury stock, at cost (67,166,752 shares in 2024)	120,000	4,763,695	4,883,695
TOTAL SHAREHOLDERS' EQUITY	23,027,830	(8,460,101)	14,567,729
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	117,676	(3,750)	113,926
TOTAL	23,145,506	(8,463,851)	14,681,655

TOTAL LIABILITIES AND EQUITY	$66,945,968	$(4,179,671)	$62,766,297

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$63,000	$8,609	$71,609
Temporary cash investments	37,434	23,505	60,939
Total cash and cash equivalents	100,434	32,114	132,548
Accounts receivable:
Customer	699,411	—	699,411
Allowance for doubtful accounts	(25,905)	—	(25,905)
Associated companies	(21,282)	21,282	—
Other	215,265	10,069	225,334
Accrued unbilled revenues	494,615	—	494,615
Total accounts receivable	1,362,104	31,351	1,393,455
Deferred fuel costs	169,967	—	169,967
Fuel inventory - at average cost	185,653	7,146	192,799
Materials and supplies - at average cost	1,414,613	4,356	1,418,969
Deferred nuclear refueling outage costs	140,115	—	140,115
Prepayments and other	210,563	2,453	213,016
TOTAL	3,583,449	77,420	3,660,869

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,509,294	(4,509,294)	—
Decommissioning trust funds	4,863,710	—	4,863,710
Non-utility property - at cost (less accumulated depreciation)	410,845	7,701	418,546
Storm reserve escrow account	323,206	—	323,206
Other	38,513	30,981	69,494
TOTAL	10,145,568	(4,470,612)	5,674,956

PROPERTY, PLANT, AND EQUIPMENT

Electric	66,638,517	211,957	66,850,474
Natural gas	717,503	—	717,503
Construction work in progress	2,108,760	943	2,109,703
Nuclear fuel	707,852	—	707,852
TOTAL PROPERTY, PLANT, AND EQUIPMENT	70,172,632	212,900	70,385,532
Less - accumulated depreciation and amortization	26,395,786	155,417	26,551,203
PROPERTY, PLANT, AND EQUIPMENT - NET	43,776,846	57,483	43,834,329

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,669,404	—	5,669,404
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	14,010	2,357	16,367
Other	151,461	149,710	301,171
TOTAL	6,381,175	152,067	6,533,242

TOTAL ASSETS	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,960,057	$139,000	$2,099,057
Notes payable and commercial paper:
Other	—	1,138,171	1,138,171
Accounts payable:
Associated companies	66,835	(66,835)	—
Other	1,558,713	8,032	1,566,745
Customer deposits	446,146	—	446,146
Taxes accrued	431,146	3,067	434,213
Interest accrued	201,336	12,861	214,197
Deferred fuel costs	218,927	—	218,927
Pension and other postretirement liabilities	45,144	14,364	59,508
Other	213,809	5,719	219,528
TOTAL	5,142,113	1,254,379	6,396,492

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,843,746	(1,597,764)	4,245,982
Accumulated deferred investment tax credits	205,973	—	205,973
Regulatory liability for income taxes - net	1,033,242	—	1,033,242
Other regulatory liabilities	3,116,926	—	3,116,926
Decommissioning and asset retirement cost liabilities	4,505,119	663	4,505,782
Accumulated provisions	462,296	274	462,570
Pension and other postretirement liabilities	546,897	101,516	648,413
Long-term debt	18,995,944	4,012,895	23,008,839
Other	1,528,284	(411,623)	1,116,661
TOTAL	36,238,427	2,105,961	38,344,388

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2023 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2023	2,458,748	(2,455,938)	2,810
Paid-in capital	5,198,873	2,596,538	7,795,411
Retained earnings	14,585,015	(2,644,631)	11,940,384
Accumulated other comprehensive loss	64,492	(226,952)	(162,460)
Less - treasury stock, at cost (68,162,778 shares in 2023)	120,000	4,833,498	4,953,498
TOTAL SHAREHOLDERS' EQUITY	22,187,128	(7,564,481)	14,622,647
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	124,209	(3,750)	120,459
TOTAL	22,311,337	(7,568,231)	14,743,106

TOTAL LIABILITIES AND EQUITY	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,906,047	$—	$2,906,047
Natural gas	35,357	—	35,357
Other	—	12,216	12,216
Total	2,941,404	12,216	2,953,620

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	514,223	8,327	522,550
Purchased power	193,010	7,695	200,705
Nuclear refueling outage expenses	38,277	—	38,277
Other operation and maintenance	685,990	15,785	701,775
Decommissioning	54,180	13	54,193
Taxes other than income taxes	186,713	807	187,520
Depreciation and amortization	503,782	1,581	505,363
Other regulatory charges (credits) - net	125,607	—	125,607
Total	2,301,782	34,208	2,335,990

OPERATING INCOME	639,622	(21,992)	617,630

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,275	—	29,275
Interest and investment income	141,249	(70,662)	70,587
Miscellaneous - net	(28,299)	(314,250)	(342,549)
Total	142,225	(384,912)	(242,687)

INTEREST EXPENSE
Interest expense	237,197	64,066	301,263
Allowance for borrowed funds used during construction	(11,686)	—	(11,686)
Total	225,511	64,066	289,577

INCOME BEFORE INCOME TAXES	556,336	(470,970)	85,366

Income taxes	113,017	(79,383)	33,634

CONSOLIDATED NET INCOME	443,319	(391,587)	51,732

Preferred dividend requirements of subsidiaries and noncontrolling interests	2,311	499	2,810

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$441,008	$(392,086)	$48,922

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.06	($1.84)	$0.23
DILUTED	$2.06	($1.83)	$0.23

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			213,617,110
DILUTED			214,376,721
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,785,244	$—	$2,785,244
Natural gas	33,503	—	33,503
Other	—	27,279	27,279
Total	2,818,747	27,279	2,846,026

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	574,500	9,217	583,717
Purchased power	191,209	15,327	206,536
Nuclear refueling outage expenses	34,785	—	34,785
Other operation and maintenance	644,148	15,746	659,894
Decommissioning	51,140	12	51,152
Taxes other than income taxes	182,788	790	183,578
Depreciation and amortization	467,381	1,557	468,938
Other regulatory charges (credits) - net	(98,501)	—	(98,501)
Total	2,047,450	42,649	2,090,099

OPERATING INCOME	771,297	(15,370)	755,927

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,867	—	24,867
Interest and investment income	123,743	(78,315)	45,428
Miscellaneous - net	(56,386)	7,842	(48,544)
Total	92,224	(70,473)	21,751

INTEREST EXPENSE
Interest expense	215,015	46,334	261,349
Allowance for borrowed funds used during construction	(10,481)	—	(10,481)
Total	204,534	46,334	250,868

INCOME BEFORE INCOME TAXES	658,987	(132,177)	526,810

Income taxes	144,489	(9,693)	134,796

CONSOLIDATED NET INCOME	514,498	(122,484)	392,014

Preferred dividend requirements of subsidiaries and noncontrolling interests	271	499	770

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$514,227	$(122,983)	$391,244

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.43	($0.58)	$1.85
DILUTED	$2.42	($0.58)	$1.84

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			211,449,211
DILUTED			212,201,529
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$5,612,553	$—	$5,612,553
Natural gas	101,024	—	101,024
Other	—	34,671	34,671
Total	5,713,577	34,671	5,748,248

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,118,627	20,539	1,139,166
Purchased power	412,204	16,643	428,847
Nuclear refueling outage expenses	76,540	—	76,540
Other operation and maintenance	1,366,705	22,101	1,388,806
Asset write-offs, impairments and related charges	131,775	—	131,775
Decommissioning	107,549	25	107,574
Taxes other than income taxes	378,495	1,454	379,949
Depreciation and amortization	1,001,903	3,121	1,005,024
Other regulatory charges (credits) - net	234,954	—	234,954
Total	4,828,752	63,883	4,892,635

OPERATING INCOME	884,825	(29,212)	855,613

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	56,070	—	56,070
Interest and investment income	366,499	(145,216)	221,283
Miscellaneous - net	(82,871)	(310,423)	(393,294)
Total	339,698	(455,639)	(115,941)

INTEREST EXPENSE
Interest expense	459,888	119,118	579,006
Allowance for borrowed funds used during construction	(22,229)	—	(22,229)
Total	437,659	119,118	556,777

INCOME BEFORE INCOME TAXES	786,864	(603,969)	182,895

Income taxes	147,565	(92,938)	54,627

CONSOLIDATED NET INCOME	639,299	(511,031)	128,268

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,067	998	4,065

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$636,232	$(512,029)	$124,203

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.98	($2.40)	$0.58
DILUTED	$2.97	($2.39)	$0.58

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			213,380,414
DILUTED			214,155,768
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$5,668,654	$—	$5,668,654
Natural gas	98,084	—	98,084
Other	—	60,347	60,347
Total	5,766,738	60,347	5,827,085

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,462,949	19,151	1,482,100
Purchased power	410,176	34,647	444,823
Nuclear refueling outage expenses	72,018	—	72,018
Other operation and maintenance	1,263,942	27,479	1,291,421
Decommissioning	101,621	23	101,644
Taxes other than income taxes	367,200	1,815	369,015
Depreciation and amortization	919,756	3,099	922,855
Other regulatory charges (credits) - net	(74,827)	—	(74,827)
Total	4,522,835	86,214	4,609,049

OPERATING INCOME	1,243,903	(25,867)	1,218,036

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,013	—	48,013
Interest and investment income	223,510	(129,823)	93,687
Miscellaneous - net	(117,630)	14,633	(102,997)
Total	153,893	(115,190)	38,703

INTEREST EXPENSE
Interest expense	426,841	89,837	516,678
Allowance for borrowed funds used during construction	(20,072)	—	(20,072)
Total	406,769	89,837	496,606

INCOME BEFORE INCOME TAXES	991,027	(230,894)	760,133

Income taxes	78,363	(22,542)	55,821

CONSOLIDATED NET INCOME	912,664	(208,352)	704,312

Preferred dividend requirements of subsidiaries and noncontrolling interests	1,135	998	2,133

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$911,529	$(209,350)	$702,179

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.31	($0.99)	$3.32
DILUTED	$4.30	($0.99)	$3.31

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			211,400,230
DILUTED			212,173,254
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,786,355	$—	$11,786,355
Natural gas	183,429	—	183,429
Other	—	98,791	98,791
Total	11,969,784	98,791	12,068,575

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,411,471	47,175	2,458,646
Purchased power	906,212	45,848	952,060
Nuclear refueling outage expenses	154,668	—	154,668
Other operation and maintenance	2,940,820	54,779	2,995,599
Asset write-offs, impairments, and related charges (credits)	211,737	(37,283)	174,454
Decommissioning	212,554	49	212,603
Taxes other than income taxes	763,806	2,702	766,508
Depreciation and amortization	1,920,775	6,397	1,927,172
Other regulatory charges (credits) - net	171,313	—	171,313
Total	9,693,356	119,667	9,813,023

OPERATING INCOME	2,276,428	(20,876)	2,255,552

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	106,549	—	106,549
Interest and investment income	586,741	(296,419)	290,322
Miscellaneous - net	(190,291)	(301,018)	(491,309)
Total	502,999	(597,437)	(94,438)

INTEREST EXPENSE
Interest expense	889,448	219,044	1,108,492
Allowance for borrowed funds used during construction	(41,915)	—	(41,915)
Total	847,533	219,044	1,066,577

INCOME BEFORE INCOME TAXES	1,931,894	(837,357)	1,094,537

Income taxes	(305,645)	(386,084)	(691,729)

CONSOLIDATED NET INCOME	2,237,539	(451,273)	1,786,266

Preferred dividend requirements of subsidiaries and noncontrolling interests	5,709	1,996	7,705

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,231,830	$(453,269)	$1,778,561

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$10.50	($2.13)	$8.37
DILUTED	$10.46	($2.12)	$8.34

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			212,554,149
DILUTED			213,373,159
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,941,481	$(13)	$12,941,468
Natural gas	211,635	—	211,635
Other	—	165,097	165,097
Total	13,153,116	165,084	13,318,200

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,829,341	66,726	3,896,067
Purchased power	1,087,390	78,726	1,166,116
Nuclear refueling outage expenses	148,132	—	148,132
Other operation and maintenance	2,809,439	63,911	2,873,350
Asset write-offs, impairments, and related charges (credits)	—	(143)	(143)
Decommissioning	200,768	46	200,814
Taxes other than income taxes	744,280	5,882	750,162
Depreciation and amortization	1,793,784	6,363	1,800,147
Other regulatory charges (credits) - net	(138,062)	—	(138,062)
Total	10,475,072	221,511	10,696,583

OPERATING INCOME	2,678,044	(56,427)	2,621,617

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	91,405	—	91,405
Interest and investment loss	372,659	(233,585)	139,074
Miscellaneous - net	(203,675)	(20,132)	(223,807)
Total	260,389	(253,717)	6,672

INTEREST EXPENSE
Interest expense	823,494	174,009	997,503
Allowance for borrowed funds used during construction	(37,048)	—	(37,048)
Total	786,446	174,009	960,455

INCOME BEFORE INCOME TAXES	2,151,987	(484,153)	1,667,834

Income taxes	340,445	(30,457)	309,988

CONSOLIDATED NET INCOME	1,811,542	(453,696)	1,357,846

Preferred dividend requirements of subsidiaries and noncontrolling interests	(13,392)	1,996	(11,396)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,824,934	$(455,692)	$1,369,242

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$8.68	($2.17)	$6.51
DILUTED	$8.64	($2.16)	$6.48

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			210,206,563
DILUTED			211,182,463
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$51,732	$392,014	$(340,282)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	606,080	563,619	42,461
Deferred income taxes, investment tax credits, and non-current taxes accrued	36,654	141,746	(105,092)
Pension settlement charge	316,738	—	316,738
Changes in working capital:
Receivables	(295,475)	(207,274)	(88,201)
Fuel inventory	12,937	(14,009)	26,946
Accounts payable	137,864	72,143	65,721
Taxes accrued	80,631	41,637	38,994
Interest accrued	(6,055)	(23,820)	17,765
Deferred fuel costs	42,268	121,012	(78,744)
Other working capital accounts	(46,962)	(80,767)	33,805
Changes in provisions for estimated losses	(4,653)	(16,589)	11,936
Changes in regulatory assets	23,624	(151,506)	175,130
Changes in other regulatory liabilities	174,807	171,373	3,434
Changes in pension and other postretirement funded status	(55,196)	(64,291)	9,095
Other	(49,630)	(78,859)	29,229
Net cash flow provided by operating activities	1,025,364	866,429	158,935
INVESTING ACTIVITIES
Construction/capital expenditures	(1,163,127)	(1,135,808)	(27,319)
Allowance for equity funds used during construction	29,275	24,867	4,408
Nuclear fuel purchases	(28,168)	(43,889)	15,721
Payment for purchase of assets	—	(30,433)	30,433
Proceeds from sale of assets	—	11,000	(11,000)
Insurance proceeds received for property damages	—	6,184	(6,184)
Changes in securitization account	12,910	11,707	1,203
Payments to storm reserve escrow accounts	(4,326)	(4,884)	558
Decrease (increase) in other investments	(8,127)	3,724	(11,851)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	17,933	(17,933)
Proceeds from nuclear decommissioning trust fund sales	711,745	231,775	479,970
Investment in nuclear decommissioning trust funds	(728,802)	(254,016)	(474,786)
Net cash flow used in investing activities	(1,178,620)	(1,161,840)	(16,780)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,861,928	875,364	1,986,564
Treasury stock	39,223	61	39,162
Retirement of long-term debt	(1,544,163)	(1,439,243)	(104,920)
Changes in commercial paper - net	(981,153)	242,770	(1,223,923)
Capital contributions from noncontrolling interests	—	25,708	(25,708)
Other	83,601	45,408	38,193
Dividends paid:
Common stock	(241,296)	(226,248)	(15,048)
Preferred stock	(4,579)	(4,579)	—
Net cash flow provided by (used in) financing activities	213,561	(480,759)	694,320
Net increase (decrease) in cash and cash equivalents	60,305	(776,170)	836,475
Cash and cash equivalents at beginning of period	1,294,859	1,970,512	(675,653)
Cash and cash equivalents at end of period	$1,355,164	$1,194,342	$160,822

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$294,811	$275,119	$19,692
Income taxes	$8,138	$36,583	$(28,445)

Noncash investing activities:
Accrued construction expenditures	$28,417	$107,254	$(78,837)

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$128,268	$704,312	$(576,044)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,206,492	1,116,843	89,649
Deferred income taxes, investment tax credits, and non-current taxes accrued	15,998	43,502	(27,504)
Asset write-offs, impairments and related charges	131,775	—	131,775
Pension settlement charge	316,738	—	316,738
Changes in working capital:
Receivables	(187,554)	65,259	(252,813)
Fuel inventory	18,324	(43,493)	61,817
Accounts payable	(149,554)	(267,820)	118,266
Taxes accrued	16,546	(25,080)	41,626
Interest accrued	23,560	6,807	16,753
Deferred fuel costs	134,953	563,610	(428,657)
Other working capital accounts	(120,277)	(148,738)	28,461
Changes in provisions for estimated losses	4,630	(16,564)	21,194
Changes in regulatory assets	260,722	391,188	(130,466)
Changes in other regulatory liabilities	380,394	308,058	72,336
Effect of securitization on regulatory asset	—	(491,150)	491,150
Changes in pension and other postretirement funded status	(131,539)	(128,379)	(3,160)
Other	(503,020)	(252,383)	(250,637)
Net cash flow provided by operating activities	1,546,456	1,825,972	(279,516)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,124,279)	(2,311,465)	187,186
Allowance for equity funds used during construction	56,070	48,013	8,057
Nuclear fuel purchases	(161,483)	(134,698)	(26,785)
Payment for purchase of plant and assets	(172,614)	(30,433)	(142,181)
Proceeds from sale of assets	—	11,000	(11,000)
Insurance proceeds received for property damages	—	6,184	(6,184)
Changes in securitization account	3,976	7,803	(3,827)
Payments to storm reserve escrow accounts	(9,595)	(9,080)	(515)
Decrease (increase) in other investments	(9,689)	262	(9,951)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	17,933	(17,933)
Proceeds from nuclear decommissioning trust fund sales	1,201,162	435,903	765,259
Investment in nuclear decommissioning trust funds	(1,250,039)	(486,853)	(763,186)
Net cash flow used in investing activities	(2,466,491)	(2,445,431)	(21,060)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,068,266	2,489,886	2,578,380
Treasury stock	45,982	4,078	41,904
Retirement of long-term debt	(2,379,903)	(2,273,773)	(106,130)
Changes in commercial paper - net	(205,820)	280,765	(486,585)
Capital contributions from noncontrolling interest	—	25,708	(25,708)
Proceeds received by storm trusts related to securitization	—	1,457,676	(1,457,676)
Other	105,540	66,898	38,642
Dividends paid:
Common stock	(482,255)	(452,442)	(29,813)
Preferred stock	(9,159)	(9,159)	—
Net cash flow provided by financing activities	2,142,651	1,589,637	553,014
Net increase in cash and cash equivalents	1,222,616	970,178	252,438
Cash and cash equivalents at beginning of period	132,548	224,164	(91,616)
Cash and cash equivalents at end of period	$1,355,164	$1,194,342	$160,822

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$532,742	$490,201	$42,541
Income taxes	$7,822	$31,231	$(23,409)

Noncash investing activities:
Accrued construction expenditures	$537,463	$535,714	$1,749

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,786,266	$1,357,846	$428,420
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,334,128	2,193,260	140,868
Deferred income taxes, investment tax credits, and non-current taxes accrued	(735,326)	270,487	(1,005,813)
Asset write-offs, impairments and related charges (credits)	174,454	(143)	174,597
Pension settlement charge	316,738	—	316,738
Changes in working capital:
Receivables	(151,012)	132,491	(283,503)
Fuel inventory	16,651	(52,931)	69,582
Accounts payable	(16,782)	(412,748)	395,966
Taxes accrued	51,748	(20,397)	72,145
Interest accrued	35,686	22,867	12,819
Deferred fuel costs	330,704	837,111	(506,407)
Other working capital accounts	(181,577)	(169,120)	(12,457)
Changes in provisions for estimated losses	(47,437)	61,528	(108,965)
Changes in regulatory assets	305,411	243,820	61,591
Changes in other regulatory liabilities	536,141	25,711	510,430
Effect of securitization on regulatory asset	—	(395,230)	395,230
Changes in pension and other postretirement funded status	(613,639)	(659,958)	46,319
Other	(127,341)	160,905	(288,246)
Net cash flow provided by operating activities	4,014,813	3,595,499	419,314
INVESTING ACTIVITIES
Construction/capital expenditures	(4,253,466)	(4,655,995)	402,529
Allowance for equity funds used during construction	106,549	91,405	15,144
Nuclear fuel purchases	(297,758)	(243,468)	(54,290)
Payment for purchase of plant and assets	(177,276)	(31,477)	(145,799)
Proceeds from sale of assets	—	16,887	(16,887)
Insurance proceeds received for property damages	13,309	6,184	7,125
Changes in securitization account	1,666	22,980	(21,314)
Payments to storm reserve escrow accounts	(20,295)	(212,814)	192,519
Receipts from storm reserve escrow accounts	98,529	125,061	(26,532)
Decrease (increase) in other investments	(26,684)	32,991	(59,675)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	5,722	17,933	(12,211)
Proceeds from nuclear decommissioning trust fund sales	1,847,981	973,086	874,895
Investment in nuclear decommissioning trust funds	(1,948,316)	(1,074,119)	(874,197)
Net cash flow used in investing activities	(4,650,039)	(4,931,346)	281,307
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,851,677	4,658,660	2,193,017
Treasury stock	51,727	9,168	42,559
Common stock	130,649	852,555	(721,906)
Retirement of long-term debt	(5,241,883)	(3,976,253)	(1,265,630)
Changes in commercial paper - net	(176,035)	(289,485)	113,450
Capital contributions from noncontrolling interest	—	40,815	(40,815)
Proceeds received by storm trusts related to securitization	—	1,457,676	(1,457,676)
Other	146,238	99,136	47,102
Dividends paid:
Common stock	(948,006)	(883,653)	(64,353)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	796,048	1,950,300	(1,154,252)
Net increase in cash and cash equivalents	160,822	614,453	(453,631)
Cash and cash equivalents at beginning of period	1,194,342	579,889	614,453
Cash and cash equivalents at end of period	$1,355,164	$1,194,342	$160,822

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$1,029,793	$937,419	$92,374
Income taxes	$19,412	$67,070	$(47,658)

Noncash investing activities:
Accrued construction expenditures	$537,463	$535,714	$1,749